Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No.21 to Registration Statement No. 33-40332 on Form N-1A of our report dated July 30, 2006 relating to the financial statements and financial highlights of Merrill Lynch Short Term U.S. Government Fund, Inc. (the “Fund”) (to be renamed BlackRock Short Term U.S. Government Fund, Inc.) appearing in the Annual Report on Form N-CSR of the Fund for the year ended May 31, 2006, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP Princeton, New Jersey September 22, 2006